AmericaTowne Announces Partnership with Five Governments in the Republic of Kenya

The Company is happy to announce it has partnered with five additional counties in Kenya - Vihiga County, Kakamega County, Kisumu County, Migori County, and Kericho County - for the right to purchase from AmericaTowne a variety of infrastructure materials and equipment.

Raleigh, NC, July 03, 2018 --(PR.com)-- Last month, AmericaTowne, Inc. ("AmericaTowne," or the "Company") announced its partnership with three counties in the Republic of Kenya. Today, the Company is happy to announce it has partnered with five additional counties in Keny - Vihiga County, Kakamega County, Kisumu County, Migori County, and Kericho County - for the right to purchase from AmericaTowne a variety of infrastructure materials and equipment. Successful completion of AmericaTowne's obligations under these partnership agreements could result in approximately $410 million in revenue for AmericaTowne over the next four years, though there are no guarantees regarding any party's ability to perform under the partnership agreements.

AmericaTowne Chief Executive Officer Alton Perkins stated: "AmericaTowne is excited at the prospect of working with these five counties in Kenya. This is another opportunity to provide counties with materials and equipment necessary for infrastructure projects and other governmental activities. As AmericaTowne's influence grows in Kenya, we hope to procure similar contracts with other governmental entities in Africa and support the White House and US Department of Commerce's initiative and Advisory Council on Doing Business in Africa. We look forward to developing these mutually beneficial partnerships."

About AmericaTowne Holdings, Inc. and AmericaTowne, Inc.
AmericaTowne Holdings, Inc. (the "Company") is the surviving entity following the merger of AmericaTowne, Inc. ("AmericaTowne"), a reporting company, and ATI Modular Technology Corp. ("ATI Modular"). The filings of AmericaTowne can be found at www.americatowne.com. The Company shall continue to conduct business under the assumed names of AmericaTowne and ATI Modular Technology Corp. following the effectiveness of the merger. The merger will be deemed effective July 26, 2018, which is the date twenty days after service of the Definitive Schedule 14Cs of AmericaTowne and ATI Modular Technology Corp. The Company has been advised that the Definitive Schedule 14Cs will be mailed on July 6, 2018. The shareholders of AmericaTowne shall be receiving registered shares through the Form S-4 deemed effective on June 26, 2018. The merger does not impact or impair any contractual relationships with consumers or customers of AmericaTowne or ATI Modular. Further information regarding the merger and issuance of shares in connection with the merger will be set forth in a future release. In the interim, the reader is encouraged to review the filings on AmericaTowne and the Company on EDGAR for further information.

The Company intends on continuing to pursue its objectives in providing upper and middle-income consumers in China with "Made In The USA" goods and services allowing such consumers to experience United States' culture and lifestyle. The pursuit of these objectives will continue to be done through AmericaTowne, as an assumed name of the Company. In addition, the Company believes it has made

significant progress in developing its business platform in Africa by implementing business and commerce solutions considered mainstream in America, but relatively new in these developing countries. The Company's recent developments in Africa have been highlighted through numerous contractual disclosures on EDGAR. The Company intends on continuing to deploy resources, research and expertise in evaluating further opportunities in developing countries as part of its overall growth model. Notwithstanding its recent progress and intentions, there is no guarantee that the Company will be successful.

Forward Looking Statement

This press release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events and similar expressions. Forward-looking statements may be identified by use of words such as "may," "will," "should," “could,” "expects," "intends," "plans," "anticipates," "believes," "estimates," or "potential" or similar words or phrases which are predictions of or indicate future events or trends. Statements such as those concerning potential acquisition activity, investment objectives, strategies, opportunities, other plans and objectives for future operations or economic performance are based on the Company's current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Any of these statements could prove to be inaccurate and actual events or investments and results of operations could differ materially from those expressed or implied. To the extent that the Company's assumptions differ from actual results, the Company's ability to meet such forward-looking statements may be significantly and negatively impacted. You are cautioned not to place undue reliance on any forward-looking statements and the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contact: Alton Perkins, 919-436-1888, ap@americatowne.com

www.americatowne.com

Source: AmericaTowne, Inc.

Contact Information:
AmericaTowne, Inc.
Leisanne Smeadala
248-881-7987
Contact via Email
www.americatowne.com
Alton Perkins
Chief Executive Officer
(888) 406-2713
ap@americatowne.com

Online Version of Press Release:
You can read the online version of this press release at: https://www.pr.com/press-release/758251

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